Exhibit 99.1
THE HOME DEPOT ANNOUNCES SECOND QUARTER 2006 RESULTS
Sales of $26.0 billion
Net Earnings of $1.86 billion
Earnings per share of $0.90; $0.93 excluding one-time tax charge
ATLANTA, August 15, 2006 — The Home Depot®, the world’s largest home improvement retailer, today reported second quarter net earnings of $1.86 billion, or 90 cents per diluted share, up 9.8 percent compared to the same period in fiscal 2005.
During the second quarter, the Quebec National Assembly passed legislation that retroactively changed certain tax laws that subject the Company to additional tax and interest. As a result, the Company received an assessment from Quebec for $69 million in retroactive tax and related interest for the 2002 through 2005 taxable years. Excluding this $0.03 per share one-time charge, the Company reported, on an adjusted basis, 93 cents per diluted share, up 13.4 percent, compared to 82 cents per diluted share for the same period in fiscal 2005.
Sales for the second quarter of fiscal 2006 totaled $26.0 billion, a 16.7 percent increase from the second quarter of fiscal 2005.
Total sales in the Retail segment grew 5.1 percent to $22.6 billion, reflecting new stores and comparable store sales of -0.2 percent. Total sales in the Supply segment grew by 325 percent to $3.5 billion, driven by recent acquisitions, including Hughes Supply, as well as double-digit organic growth.
“I am grateful for the hard work and dedication of our associates and for their focus on taking care of our customers,” said Bob Nardelli, chairman, president & CEO. “We are committed to providing the best possible shopping experience for our customers and, as a result, are accelerating investment in merchandising, in store appearance and in our associates.”
Accelerated retail investments to enhance the shopping experience include:
•	Increasing Associate Availability: 5.5 million hours in U.S. stores in the back half of the year
•	Rapid Refresh: a 100 bay reset to be completed by year-end in 540 stores
•	Big Hits: merchandising resets including hand tools, special order ceramic tile and appliance mezzanines in selected stores
•	Store Modernization: the completion of self checkout in all stores; belted checkstands, customer service callboxes and enhanced store appearance in selected stores
•	Technology: the completion of the rollout of the Special Order Service Initiative to all flooring departments and the continued investment in Core Retail merchandising systems
•	“Orange Juiced”: a $30 million customer service incentive program for associates and stores that deliver improved customer service
•	Customer Service Hotline: the introduction of 1-800-Home Depot, an enhanced 24-hour customer service hotline
In total, the Company is investing approximately $350 million incrementally in the back half of the year in support of these accelerated programs, demonstrating a significant commitment to its retail operations.

“In the second quarter, our disciplined approach to capital allocation resulted in a return on invested capital of 23.7 percent, up 70 basis points from the second quarter of fiscal 2005,” said Carol Tomé, executive vice president and CFO. “We have one of the strongest balance sheets in retail and will use that strength to accelerate reinvestment in our retail stores in the back half of the year.”
In the second quarter, the Company repurchased 58 million shares, including the shares repurchased under an accelerated share repurchase program. Since its share repurchase program began in 2002, the Company has repurchased 349 million, or approximately 17 percent, of its outstanding shares and spent $12.5 billion under its $14 billion authorization.
Enhancing the Core
The Company saw growth in average ticket across most merchandise categories. In the second quarter of fiscal 2006, The Home Depot increased its average ticket by 4.2 percent to $59.98.
“Store modernization, product innovation and a compelling value proposition will continue to be our primary focus for the remainder of the year,” said Tom Taylor, executive vice president, Merchandising and Marketing. “Our number one priority is to create the best shopping experience.”
Significant second quarter merchandising accomplishments included:
•	Increased market share in key categories on a 12-month rolling basis, according to an independent third party:
•	10.1 percent market share in appliances, up 130 basis points
•	24.4 percent market share in lawn power equipment, up 60 basis points
•	17.5 percent market share in grills, up 190 basis points
•	Launched three new exclusive product lines:
•	Thomasville brand hardwood flooring, complementing the Company’s exclusive line of Thomasville cabinets
•	American Standard faucets featuring the Speed Connect™ drain system and EverClean™ glaze finish
•	RIDGID® XLi™ 24-volt lithium-ion system, including a 24-volt hammer drill kit and 24-volt combo kit
Extending the Business
During the quarter, the Company opened 30 new stores, including two relocations, with two new stores in Canada and one new store in Mexico, bringing the total store count to 2,079. As of the end of the quarter, approximately 10 percent of the Company’s store base was in Canada and Mexico, as compared to nine percent for the same period last year. As in the United States, the Company continues to be the market leader in Canada and Mexico.
The Company’s retail services business grew by 9.7 percent to $1.03 billion in the second quarter of fiscal 2006. Categories such as windows, roofing and exterior patios reported solid growth.
Expanding the Market
During the quarter, HD Supply experienced 325 percent sales growth and accounted for approximately 13 percent of the Company’s consolidated sales. The Home Depot made several acquisitions which will be integrated into the HD Supply family of businesses, providing professional customers with a continuum of products and services, from infrastructure through construction to lifetime maintenance:
•	Western Fasteners, a distributor of construction fasteners, power tools and accessories, which operates eight branches located in Colorado, Texas, New Mexico and Arizona
•	Texas Contractors Supply, a distributor of forming, concrete accessories, tilt-wall and power tools, which operates five distribution centers in Texas

•	Rice Planter Carpets, a provider of flooring design, sales and installation services to local, regional and national home builders through two locations in South Carolina
•	Forest Products Supply, a supplier of lumber, doors, architectural millwork and windows through two locations in Florida
Outlook
“Given the current mixed economic signals and therefore a challenging second half, it’s prudent to plan conservatively. However, we are accelerating investments in the retail business to aggressively focus on our customers,” said Nardelli.
In January, the Company stated it would grow its 2006 sales by 14-17 percent and its earnings per share by 10-14 percent. Based on the current economic environment and its reinvestment program, the Company believes its fiscal 2006 sales and earnings per share growth will be at the low end of its guidance.
The Company also reported that it has received certain lawsuits related to its stock option procedures. In addition, as stated previously, the Company confirmed that the staff of the Securities and Exchange Commission is reviewing the Company's stock option procedures. In connection with these developments, the Company has requested that the Board of Directors complete a review of the Company's historical stock option practices. While the Company cannot predict the outcome of these matters, it does not believe that such matters will result in a material adverse impact to the Company.
The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at homedepot.com under the Investor Relations section.
At the end of the second quarter, the Company operated a total of 2,079 retail stores, which included 1,832 The Home Depot stores in the United States (including the Commonwealth of Puerto Rico and the territory of the U.S. Virgin Islands), 143 stores in Canada, and 57 stores in Mexico. The Company also operates 34 EXPO Design Center locations, 11 The Home Depot Landscape Supply stores, and two The Home Depot Floor Stores. Through its Home Depot Supply SM businesses, The Home Depot is also one of the largest diversified wholesale distributors in the United States, with more than 900 locations, including 11 Contractors’ Warehouse locations, in the United States and Canada offering products and services for building, improving and maintaining homes, businesses and municipal infrastructures. The Company employs approximately 355,000 associates and has been recognized by FORTUNE magazine as the No. 1 Most Admired Specialty Retailer and the No. 13 Most Admired Corporation in America for 2006. The Home Depot’s stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor’s 500 index.
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To provide clarity, internally and externally, about the Company’s operating performance in the most recent fiscal quarter, the Company supplemented the reporting of earnings per diluted share with a non-GAAP measure, adjusted earnings per diluted share. This supplemental information should not be considered in isolation or as a substitute for the GAAP measure of earnings per diluted share. The Company believes that this non-GAAP measure provides management and investors with meaningful information that assists in clearly understanding and analyzing the Company’s earnings in the most recent fiscal quarter by excluding a one time, non-recurring charge that is unrelated to the ongoing operation of its business.
Certain statements contained herein, including any statements related to Net Sales growth, increases in comparable store sales, impact of cannibalization, commodity price inflation and deflation, implementation of store initiatives, protection of intellectual property rights, Net Earnings performance, including Depreciation expense, earnings per share, stock-based compensation expense, store openings and closures, capital allocation and expenditures, the effect of adopting certain accounting standards, margins, return on invested capital, the growth of Home Depot Supply, our ability to successfully operate in a non-retail industry, management of our purchasing or customer credit policies, strategic direction and the demand for our products and services, constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on currently available information and are based on our current expectations and projections about future events. These statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and expectations. These risks and uncertainties include, but are not limited to: economic conditions in North America; our ability to develop relationships with a sufficient number of qualified suppliers; changes in our cost structure, including fluctuating commodity prices; the availability of sourcing channels consistent with our strategy of differentiation; conditions affecting new store development, such as our ability to find suitable store locations, obtain required permits and open stores on schedule; conditions affecting customer transactions and average ticket, including, but not limited to, weather conditions; the success of our technology initiatives in improving and streamlining operations and customers’ in-store experience; our ability to identify and respond to evolving trends in demographics and consumer preferences; our ability to design stores that appeal to customers; the costs of redesigning stores in light of evolving customer expectations; the success of new store formats and businesses; the relative success of our expansion strategy, including our ability to identify acquisition opportunities, particularly in markets outside the United States, and our ability to complete acquisitions on financially attractive terms and integrate them with our other businesses; our ability to successfully integrate Hughes Supply, Inc. with our other businesses; our ability to create appropriate distribution channels for key sales platforms; our ability to successfully execute our on-line strategy; our ability to attract, train and retain highly qualified associates; the impact of new accounting standards; subjective assumptions, estimates and judgments by management related to complex accounting matters; decisions by management related to possible asset impairments; the impact of competition; and regulation, government inquiries or investigations and litigation matters. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. Additional information regarding these and other risks and uncertainties is contained in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 29, 2006.
For more information, contact:

Financial Community	News Media
Diane Dayhoff	Jerry Shields
Vice President of Investor Relations	(770) 384-2741, jerry_shields@homedepot.com
(770) 384-2666	Paula Smith
diane_dayhoff@homedepot.com	(941) 488-1289, paula_c_smith@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE AND SIX MONTHS ENDED JULY 30, 2006 AND JULY 31, 2005
(Unaudited)
(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended		% Increase	Six Months Ended		% Increase
	7-30-06	7-31-05	(Decrease)	7-30-06	7-31-05	(Decrease)
NET SALES	$26,026	$22,305	16.7%	$47,487	$41,278	15.0%
Cost of Sales	17,646	14,896	18.5	31,879	27,514	15.9

GROSS PROFIT	8,380	7,409	13.1	15,608	13,764	13.4

Operating Expenses:
Selling, General and Administrative	4,755	4,217	12.8	9,141	8,234	11.0
Depreciation and Amortization	446	349	27.8	866	688	25.9

Total Operating Expenses	5,201	4,566	13.9	10,007	8,922	12.2

OPERATING INCOME	3,179	2,843	11.8	5,601	4,842	15.7

Interest Income (Expense):
Interest and Investment Income	6	23	(73.9)	17	37	(54.1)
Interest Expense	(104)	(43)	141.9	(167)	(70)	138.6

Interest, net	(98)	(20)	390.0	(150)	(33)	354.5

EARNINGS BEFORE PROVISION
FOR INCOME TAXES	3,081	2,823	9.1	5,451	4,809	13.3

Provision for Income Taxes	1,219	1,055	15.5	2,105	1,794	17.3

NET EARNINGS	$1,862	$1,768	5.3%	$3,346	$3,015	11.0%

Weighted Average Common Shares	2,065	2,140	(3.5)%	2,090	2,151	(2.8)%
BASIC EARNINGS PER SHARE	$0.90	$0.83	8.4%	$1.60	$1.40	14.3%

Diluted Weighted Average Common Shares	2,072	2,150	(3.6)%	2,097	2,161	(3.0)%
DILUTED EARNINGS PER SHARE	$0.90	$0.82	9.8%	$1.60	$1.40	14.3%

SELECTED HIGHLIGHTS	Three Months Ended		% Increase	Six Months Ended		% Increase
	7-30-06	7-31-05	(Decrease)	7-30-06	7-31-05	(Decrease)
Number of Customer Transactions (1)	373	372	0.3%	695	693	0.3%
Average Ticket (1)	$59.98	$57.54	4.2	$60.34	$57.87	4.3
Weighted Average Weekly Sales per Operating Store (000’s) (1)	$833	$855	(2.6)	$785	$807	(2.7)
Square Footage at End of Period (1)	219	206	6.3	219	206	6.3
Capital Expenditures	$798	$1,014	(21.3)	$1,503	$1,835	(18.1)
Depreciation and Amortization (2)	$482	$368	31.0%	$932	$729	27.8%

(1)	Includes retail segment only.

(2)	Includes depreciation of distribution centers and tool rental equipment included in Cost of Sales and amortization of deferred financing costs included in Interest Expense.

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JULY 30, 2006 AND JANUARY 29, 2006
(Amounts in Millions)

	7-30-06	1-29-06
	(Unaudited)	(Audited)
ASSETS
Cash and Short-Term Investments	$659	$807
Receivables, net	3,566	2,396
Merchandise Inventories	13,641	11,401
Other Current Assets	944	742

Total Current Assets	18,810	15,346

Property and Equipment, net	25,640	24,901
Goodwill	6,013	3,286
Other Assets	1,306	949

TOTAL ASSETS	$51,769	$44,482

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-Term Debt	$100	$900
Accounts Payable	9,432	6,032
Accrued Salaries and Related Expenses	1,209	1,176
Current Installments of Long-Term Debt	17	513
Other Current Liabilities	5,128	4,280

Total Current Liabilities	15,886	12,901

Long-Term Debt	6,660	2,672
Other Long-Term Liabilities	1,998	2,000

Total Liabilities	24,544	17,573

Total Stockholders’ Equity	27,225	26,909

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$51,769	$44,482

THE HOME DEPOT, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
FOR THE THREE AND SIX MONTHS ENDED JULY 30, 2006 AND JULY 31, 2005
(Unaudited)
(Amounts in Millions)

	Three Months Ended		% Increase	Six Months Ended		% Increase
	7-30-06	7-31-05	(Decrease)	7-30-06	7-31-05	(Decrease)
NET SALES:
Retail (a)	$22,596	$21,495	5.1%	$41,972	$39,824	5.4%
Supply	3,492	821	325.3	5,624	1,478	280.5
Eliminations/Other (b)	(62)	(11)	463.6	(109)	(24)	354.2

Net Sales	$26,026	$22,305	16.7%	$47,487	$41,278	15.0%

OPERATING INCOME:
Retail (a)	$2,920	$2,789	4.7%	$5,198	$4,765	9.1%
Supply	263	59	345.8	412	87	373.6
Eliminations/Other (b)	(4)	(5)	(20.0)	(9)	(10)	(10.0)

Operating Income	$3,179	$2,843	11.8%	$5,601	$4,842	15.7%

(a)	Includes all retail stores, Home Depot Direct and retail installation services.

(b)	Includes elimination of intersegment sales and unallocated corporate overhead.

THE HOME DEPOT, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP EARNINGS AS REPORTED TO NON-GAAP ADJUSTED EARNINGS
FOR THE THREE AND SIX MONTHS ENDED JULY 30, 2006
(Unaudited)
(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended 7-30-06			Six Months Ended 7-30-06
			Adjusted			Adjusted
	As Reported	Retroactive Tax	Earnings	As Reported	Retroactive Tax	Earnings
	(GAAP)	Assessment	(Non-GAAP)	(GAAP)	Assessment	(Non-GAAP)
OPERATING INCOME	$3,179	$—	$3,179	$5,601	$—	$5,601

Interest Income (Expense):
Interest and Investment Income	6	—	6	17	—	17
Interest Expense	(104)	12	(92)	(167)	12	(155)

Interest, net	(98)	12	(86)	(150)	12	(138)

EARNINGS BEFORE PROVISION FOR INCOME TAXES	3,081	12	3,093	5,451	12	5,463

Provision for Income Taxes	1,219	(57)	1,162	2,105	(57)	2,048

NET EARNINGS	$1,862	$69	$1,931	$3,346	$69	$3,415

Weighted Average Common Shares	2,065	2,065	2,065	2,090	2,090	2,090
BASIC EARNINGS PER SHARE	$0.90	$0.04	$0.94	$1.60	$0.03	$1.63

Diluted Weighted Average Common Shares	2,072	2,072	2,072	2,097	2,097	2,097
DILUTED EARNINGS PER SHARE	$0.90	$0.03	$0.93	$1.60	$0.03	$1.63
To provide clarity, internally and externally, about the Company’s operating performance in the most recent fiscal quarter, the Company supplemented the reporting of earnings per diluted share with a non-GAAP measure, adjusted earnings per diluted share. This supplemental information should not be considered in isolation or as a substitute for the GAAP measure of earnings per diluted share. The Company believes that this non-GAAP measure provides management and investors with meaningful information that assists in clearly understanding and analyzing the Company’s earnings in the most recent fiscal quarter by excluding a one-time, non-recurring charge that is unrelated to the ongoing operation of its business.